EXHIBIT 23.2
[LETTERHEAD OF GESTION GIROUX, MENARD INC.]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of TELEHUBLINK CORPORATION

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-34456 on Form S-8, which was previously filed by TELE HUB LINK CORPORATION (the "Company"), of our report on the financial statements of the Company dated June 30, 2000, which report appears elsewhere in this Annual Report on Form 10-KSB of the Company for the fiscal year ended January 29, 2000.

/s/ Giroux, Menard and Associates
Chartered Accountants

Longueuil, Canada
July 18, 2000